UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported):  September 8, 2023

IMPERALIS HOLDING CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-52140	20-5648820
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1421 McCarthy Blvd., Milpitas, CA 95035

(Address of principal executive offices) (Zip Code)

(510) 657-2635

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 5, 2023, David J. Katzoff notified Imperalis Holding Corp., a Nevada corporation (the “Company”), of his decision to resign as Chief Financial Officer from the Company, effective immediately, for personal reasons. Mr. Katzoff’s resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices, including the Company’s accounting principles and practices and internal controls. The Company thanks Mr. Katzoff for his contributions.

On September 5, 2023, in connection with Mr. Katzoff’s resignation, the Board appointed Amos Kohn, the Company’s Chief Executive Officer, as the Company’s Interim Chief Financial Officer effective September 5, 2023.

No family relationships exist between Mr. Kohn and any of the Company’s directors or other executive officers. There are no other arrangements between Mr. Kohn and any other person pursuant to which he was selected as an officer, nor are there any transactions to which the Company is or was a participant and in which Mr. Kohn has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document and included in Exhibit 101).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMPERALIS HOLDING CORP.

Dated: September 8, 2023	/s/ Amos Kohn Amos Kohn Chief Executive Officer